[Letterhead]


[Logo]  Frazier & Deeter, LLC
C E R T I F I E D     P U B L I C    A C C O U N T A N T S

                                      James F. Frazier, Jr., C.P.A., C.F.E.
1100 Harris Tower                     David A. Deeter, C.P.A.
233 Peachtree Street, N.E.            Robert H. Woosley, C.P.A.
Atlanta, Georgia 30303-1507           Roger W. Lusby, III, C.P.A., C.M.A.
404 659-2213                          Ruth A. Bartlett, C.P.A.
404 659-4741 FAX


                          INDEPENDENT AUDITOR'S CONSENT



As independent auditors, we hereby consent to the use of our report dated July 9, 1996, with respect to Atlanta Gastroenterology Associates, P.C. in this Registration Statement on Form s-1 filed by PhyMatrix Corp. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




                                                     /s/ Frazier & Deeter, LLC

                                                     FRAZIER & DEETER, LLC



Atlanta, Georgia
September 13, 1996